EXHIBIT 99.2

Integrative Health Technologies, Inc.’s Scientific Advisory Board

Harry A. Preuss, M.D.
Professor of Medicine, Georgetown University
Fellow and Past President of the American College of Nutrition

Joel Michalek, Ph.D.
Co-chair Department of Statistics and Epidemiology,
University of Texas Health Science Center at San Antonio

Harry A. Croft, M.D.
Croft Research Group, San Antonio, TX
Distinguished Fellow, American Psychiatric Association

Raul Bastarrachea, M.D.
Department of Genetic and Metabolic Research,
Southwest Foundation for Biomedical Research, San Antonio, TX

William Squires, Jr. Ph.D.
Professor of Biology, Texas Lutheran University, Sequin, TX
Fellow American College of Sports Medicine

Larry K. Parker, M.D.
Obstetrician/Gynecologist, Angleton, TX

Dennis Pullin, M.S.
Chief Operating Officer, Washington Hospital Center, Washington D.C.
Fellow American College of Sports Medicine

Samuel C. Keith
CEO, Health and Medical Research, Inc. San Antonio, TX

Kristi L. Hobbs
Spiritual Inventions and Nutritional Research in Developing Countries
Alamo City Mercy Foundation, San Antonio, TX